Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-33933, No. 33-35259, No. 33-38521, No. 33-76358, No. 33-51232, No. 33-69496, No. 333-15737, No. 333-40031, No. 333-59990, No. 333-69467, No. 333-81035 and No. 333-67274) and the Registration Statements on Form S-3 (No. 333-15741, No. 333-40043, No. 333-69469, No. 333-93285, No. 333-93289, No. 333-50192, and No. 333-59992) of Lattice Semiconductor Corporation and subsidiaries of our report dated March 7, 2002 relating to the financial statements of the FPGA business of Agere Systems Inc. included in this Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

April 1, 2002

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